POWER OF ATTORNEY January 2, 2025 WHEREAS, directors, certain officers, and beneficial owners of more than 10% of any equity security of AMEREN CORPORATION, a Missouri corporation (herein referred to as the “Company”), as well as certain directors and officers of Company subsidiaries, are required to file with the Securities and Exchange Commission and the New York Stock Exchange, under Section 16 of the Securities Exchange Act of 1934, as now and hereafter amended, statements regarding ownership and change in ownership of equity securities of the Company or any of its subsidiaries (the “Reporting Forms”); and WHEREAS, the undersigned holds a directorship, office or offices in the Company and/or Company subsidiaries and is required to file such Reporting Forms. NOW, THEREFORE, the undersigned hereby constitutes and appoints Chonda J. Nwamu and/or Jonathan T. Shade and/or any individual who hereafter holds the offices of Secretary, Deputy Corporate Secretary, or Assistant Secretary of the Company the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned (including, without limitation, any electronic signature) to the Reporting Forms and any amendments thereto, together with any other documents, certificates or instruments necessary to facilitate the filing thereof, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation; hereby ratifying and confirming all that said attorneys-in-fact may do by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company or any of its subsidiaries assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. The undersigned further acknowledges that in whatever capacities he may hold in the Company and/or its subsidiaries in the future, this Power of Attorney shall remain in full force and effect until such time it would be revoked by the undersigned. IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the date first written above. Steven O. Vondran Steven Vondran (Jan 2, 2025 13:31 EST)